                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                 For the Nine Months Ended September 30, 1998


                                                                          Total Issued           Basic              Diluted
                                                            Date            # Shares           Wtd. Avg.           Wtd. Avg.
                                                        -----------------------------------------------------------------------
Shares issued January 1, 1998                                 1/1/98       10,718,867          10,718,867
Treasury Shares                                               1/1/98         (233,259)           (233,259)
Shares issued 1/1/98  9/30/98                                Various          924,475             689,233
-------------------------------------------------------------------------------------------------------------------------------
Basic weighted average shares                                9/30/98       11,410,083          11,174,841          11,174,841

Diluted:
-------
Common stock equivalents (scheduled below)                                                                            720,063
Convertible Preferred  original issuance                                                                              642,857
Convertible Preferred  12/31/96 dividend                                                                                6,129
Convertible Preferred  12/31/97 dividend                                                                               46,607
                                                                                                                 --------------
                                                                                                                    1,415,656
                                                                                                                 --------------
Diluted weighted average shares                                                                                    12,590,496
                                                                                                                 --------------
Net Income for the Nine Months Ended September 30, 1998                                          $577,314            $577,314
                                                                                              =================================
Earnings Per Share                                                                              $    0.05         $      0.05
                                                                                              =================================
                     Schedule of Common Stock Equivalents
                     ------------------------------------
                                                                                                                       Diluted
Average share price during period                  $9.4305                                       Diluted                  Net
                                                               Exercise        Assumed        Treas. Shs.               Add'l
    Stock options & warrants:                       Number       Price        Proceeds          Acquired               Shares
-------------------------------------------------------------------------------------------------------------------------------
Bridge Warrants/Bank Warrants                       10,000       6.2500         62,500              6,627               3,373
Prudential Warrants                                 60,000      12.2500              0                  0                   0
Stock options - Plan Year
                  1992                             290,001       2.2100        640,902             67,960             222,041
                  1992                               2,000       2.6250          5,250                557               1,443
                  1992                              79,500       0.9375         74,531              7,903              71,597
                  1992                             176,800       1.6875        298,350             31,637             145,163
                  1992                               7,800       1.9375         15,113              1,603               6,197
                  1992                               2,500       7.5000         18,750              1,988                 512
                  1992                               1,500       8.6250         12,938              1,372                 128
                  1992                               9,000       8.1250         73,125              7,754               1,246
                  1995                              22,000       6.2500        137,500             14,580               7,420
                  1995                              49,900       8.0000        399,200             42,331               7,569
                  1995                              59,939      10.6875              0                  0                   0
                  1995                             113,700       8.6250        980,663            103,988               9,712
                  1995                              97,000       1.9375        187,938             19,929              77,071
                  1995                             116,000       4.2500        493,000             52,277              63,723
                  1995                               6,000       5.3750         32,250              3,420               2,580
                  1995                              33,500       6.2500        209,375             22,202              11,298
                  1995                              16,000       8.0000        128,000             13,573               2,427
                  1995                               2,500      10.2500              0                  0                   0
                  1997                             256,100       7.4375      1,904,744            201,977              54,123
                  1997                             150,000       8.1875      1,228,125            130,229              19,771
                  1997                             220,061      10.6875              0                  0                   0
                  1997                             148,450       8.6250      1,280,500            135,783              12,667
-------------------------------------------------------------------------------------------------------------------------------
Total Common Stock Equivalents                   1,930,251                                                            720,063
===============================================================================================================================